Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

(DIRECTORS)

This Restricted Stock Unit Award Agreement (this “Agreement”) is made effective as of 11:59 p.m. on the [__] day of [_____], 2025 (the “Grant Date”) between Myers Industries, Inc., an Ohio corporation (the “Company”), and [___________], a Director of the Company (the “Director”).

WHEREAS, the Company has heretofore adopted the Myers Industries, Inc. 2024 Long-Term Incentive Plan, as amended from time to time (the “Plan”); and

WHEREAS, it is a requirement of the Plan that a Restricted Stock Unit Award Agreement be executed to evidence the Restricted Stock Units (“RSUs”) granted to the Director.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree as follows:

1. Incorporation of Provisions of the Plan. All of the provisions of the Plan pursuant to which the RSUs are granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

2. Grant of RSUs. The Company hereby grants to the Director an Award of [______] RSUs on the terms and conditions set forth herein and in the Plan. Each RSU represents an unfunded, unsecured right of the Director to receive the payment of one share of Stock (a “Share”) on the date that payment is made with respect to the RSU.

3. Rights and Restrictions with Respect to RSUs.

(a) The RSUs granted pursuant to this Agreement represent an unfunded and unsecured obligation of the Company, and the Director shall have no rights with respect to the RSUs other than those of a general creditor of the Company. Prior to the issuance of Shares as payment with respect to the RSUs, the Director shall have no rights of ownership in or to the Shares underlying the RSUs and shall not be deemed the beneficial owner of such Shares.

(b) Except as otherwise provided in this Agreement and the Plan, none of the RSUs may be sold, exchanged, transferred, pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Director to any party (other than the Company or a Subsidiary or affiliate thereof), or assigned or transferred by the Director otherwise than by will or the laws of descent and distribution or to the Director’s Beneficiary upon the death of the Director.

4. Vesting of RSUs.

(a) Subject to Section 4(b), the RSUs subject to this Agreement shall vest in full on the date of the later of (i) the 2026 annual meeting of shareholders of the Company or (ii) 50 weeks following the Grant Date (the “Vesting Date”), subject to the Director’s continuous service as a director of the Company through the Vesting Date.

(b) Notwithstanding the foregoing, if the Director’s service as a director of the Company terminates prior to the Vesting Date due to the Director’s death, the RSUs subject to this

Agreement shall vest in full on the date of the Director’s death. If the Director’s service as a director of the Company terminates for any other reason, the RSUs that have not vested as of the date of such termination shall be immediately and automatically forfeited to the Company without notice for no consideration.

5. Payment and Issuance of Shares.

(a) General Provision. The Company shall make a payment to the Director of one Share for every vested RSU on the date on which the Director’s service as a director of the Company terminates (the “Payment Date”).

(b) Dividends. If any dividends are declared on the Shares while the RSUs subject to this Agreement are outstanding, the Company shall make a payment to the Director on the Payment Date with respect to each vested RSU in an amount equal to the aggregate amount of dividends that would have been payable to the Director with respect to each such vested RSU had such vested RSU instead been an issued and outstanding Share on the record date of any such dividends (the “Dividend Equivalent Amount”). At the Company’s discretion, payment of the Dividend Equivalent Amount may be made in cash or in Shares having a Fair Market Value on the Payment Date equal to the Dividend Equivalent Amount.

(c) Manner of Delivery. At the Company’s election, the Company shall cause the Shares delivered as payment with respect to the RSUs on the Payment Date to be evidenced (i) by a book entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”), (ii) by a certificate issued in the Director’s name, or (iii) by delivery to the Director’s individual share holdings account in the Company’s equity plan manager’s system (“Director’s Account”).

(d) Shareholder Status. Upon the earliest of (i) the date the Shares are evidenced in a book entry account maintained by the Transfer Agent, (ii) the date a certificate for the Shares is issued in the Director’s name, or (iii) the date the Shares are delivered to the Director’s Account, the Director shall be a shareholder with respect to the Shares and shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and to receive any dividends and other distributions paid with respect to the Shares.

(e) Cash Payment Election. Notwithstanding anything to the contrary herein, following a Change of Control of the Company, the Company or its successor, at its election, may elect to make any payment required to be made to the Director pursuant to this Section 5 in cash rather than Shares.

6. Taxes. The Director shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any cash, Shares or other securities or other property deliverable under this Award of RSUs or from any other compensation or other amounts owing to the Director, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of the Award or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes. Notwithstanding anything in this Section 6 to the contrary, to avoid a prohibited acceleration under Section 409A of the Code, if Shares subject to RSUs will be withheld to satisfy any withholding tax obligation arising prior to the Payment Date, then the number of Shares withheld shall not exceed the number of Shares that equals the liability for such withholding tax obligations.

7. No Right to Board Seat. Nothing in this Agreement shall confer upon the Director any right to continue to serve as a director of the Company.

8. Acknowledgement and Section 409A Compliance.

(a) The Director acknowledges that neither the Company nor any of the Company’s affiliates, officers, shareholders, employees, agents or representatives has provided or is providing the Director with tax advice regarding the RSUs subject to this Agreement or any other matter, and the Company has urged the Director to consult with the Director’s own tax advisor with respect to the tax consequences associated with the RSUs subject to this Agreement.

(b) It is intended that this Award of RSUs comply with Section 409A of the Code, and this Award and the terms of this Agreement shall be interpreted and administered in a manner consistent with such intent, although in no event shall the Company have any liability to the Director if this Award or the terms of this Agreement are determined not to comply with Section 409A of the Code. For purposes of this Agreement, termination of the Director’s service means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h).

(c) Whenever payment under this Agreement specifies a payment period with reference to a number of days (e.g., payment may be made within thirty (30) days after the Payment Date), the actual date of payment within the specified period will be determined solely by the Company.

9. Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, shall not affect the validity or enforceability of the remainder of this Agreement.

10. Waiver and Modification. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

11. Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement as provided by Section 3 of the Plan, shall be binding and conclusive on the Company and the Director.

12. Multiple Counterparts. This Agreement may be signed in multiple counterparts, all of which together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

13. Governing Law. The validity, construction, and effect of this Agreement, and any rules and regulations relating to this Agreement, shall be determined in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Director has hereunto set the Director’s hand, all as of the day and year first above written.

MYERS INDUSTRIES, INC. By: ___________________________________ Name: _________________________________ Its: ____________________________________	DIRECTOR ________________________________________ Name: __________________________________